Exhibit 99.1

Contacts:

Colby Zintl	Derrick Nueman
Ask Jeeves Corporate Communications	Ask Jeeves Investor Relations
510-985-7610	510-985-7485
czintl@askjeeves.com	dnueman@askjeeves.com

Ask Jeeves Reports Fourth Quarter and Year-End 2003 Results

-Ask Jeeves posts fourth quarter revenues of $31.8 million-

-Fourth quarter pro forma income of $0.14 per share-

-Fourth quarter GAAP net income of $0.13 per share-

EMERYVILLE, Calif., January, 28 2004 — Ask Jeeves, Inc. (Nasdaq: ASKJ; “the Company”) today reported results for the fourth quarter and the year ended December 31, 2003.

Revenues for the quarter ended December 31, 2003 were $31.8 million. These fourth quarter results represent 58 percent growth over revenues of $20.2 million for the comparable year-ago quarter.

“Q4 was another great quarter capping off a great year,” said Steve Berkowitz, CEO of Ask Jeeves, Inc. “We posted record revenues and the queries on our proprietary sites grew by 38 percent year-over-year, outpacing the query growth for the search market as a whole. We attribute our strong traffic growth and market share gains to continual improvements to our Teoma search technology, our differentiated site experience and our recent marketing campaign.”

Pro forma income from continuing operations for the fourth quarter was $8.2 million, or $0.14 per share. For the comparable year-ago quarter, Ask Jeeves’ pro forma income from continuing operations was $4.5 million, or $0.10 per share. These pro forma results should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. Ask Jeeves’ pro forma results are calculated by adjusting GAAP income (loss) from continuing operations to exclude the effects of amortization of other assets and certain other items as detailed in the accompanying table. Under GAAP, Ask Jeeves’ income from continuing operations for the fourth quarter of 2003 was $7.6 million, or $0.13 per share. This compares to income from continuing operations on a GAAP basis of $2.9 million, or $0.06 per share, for the comparable year-ago quarter. A table reconciling the Company’s pro forma income (loss) from continuing operations to GAAP income (loss) from continuing operations is included in the condensed consolidated financial statements in this release. Unless otherwise indicated, revenues and other metrics in this release are based on Ask Jeeves’ continuing operations. Ask Jeeves completed the sale of its Jeeves Solutions division on July 1, 2003.

Revenues for the year ended December 31, 2003 were $107.3 million compared to revenues of $65.0 million for 2002. Pro forma income from continuing operations for the year was $22.0 million, or $0.40 per share, compared to a pro forma loss for 2002 of $5.4 million, or a loss of $0.13 per share. The Company’s pro forma results for 2003 exclude amortization of goodwill and other assets, stock-based compensation, impairment of long-lived assets, restructuring costs, gain on acquisition of its UK joint venture and the gain on dissolution of another joint venture. Under GAAP, Ask Jeeves’ income from continuing operations for 2003 was $24.8 million, or $0.45 per share. This compares to a loss from continuing operations on a GAAP basis of $10.9 million, or a loss of $0.27 per share, for 2002.

For total operations (including discontinued operations), GAAP net income for 2003 was $26.0 million, or $0.48 per share, which exceeds GAAP income from continuing operations for the same period primarily due to the gain associated with the sale of the Company’s Jeeves Solutions division.

Unrestricted cash, cash equivalents and marketable securities totaled $180.6 million on December 31, 2003.

Business Outlook

The following business outlook contains forward-looking statements describing management’s current expectations for the future. The matters discussed in these forward-looking statements are subject to numerous assumptions, risks and uncertainties, some of which are listed or referred to in the cautionary note below. Similarly, the forward-looking guidance provided in this press release is based on limited information available to Ask Jeeves at this time, which is subject to change. As a result of these uncertainties and information limits, Ask Jeeves’ actual results in the future may differ materially from management’s current expectations. Although management’s expectations may change after the date of this release, Ask Jeeves undertakes no obligation to revise or update the guidance below. The lack of any revision or update is not meant to imply continued affirmation of the guidance below. The pro forma guidance below has been calculated in a manner consistent with the pro forma historical data above.

Commenting on the Ask Jeeves’ business outlook, the Company’s CFO, Steve Sordello, said, “Our key revenue and productivity metrics have been strong. We have been able to invest more resources in R&D and marketing, while increasing our bottom-line performance. We expect this trend to continue throughout 2004 and we are projecting our pro forma earnings per share to increase by approximately 50 percent in 2004.”

First Quarter Business Outlook

Ask Jeeves expects first quarter 2004 revenue to be approximately $35 million. Ask Jeeves expects to report pro forma income for the first quarter of 2004 of approximately $9.4 million, or approximately $0.16 per share. Ask Jeeves expects GAAP net income in the first quarter of approximately $0.15 per share. The anticipated difference between first quarter GAAP-basis net income and pro forma income of approximately $0.01 per share is expected to result primarily from amortization of other assets. Ask Jeeves expects diluted weighted average shares outstanding for the first quarter to be approximately 60 million shares.

2004 Business Outlook

For the year 2004, Ask Jeeves anticipates revenues of approximately $142 million, pro forma income of approximately $0.60 per share, and GAAP net income of approximately $0.56 per share. The anticipated difference between 2004 GAAP-basis net income and pro forma income of approximately $0.04 per share is expected to result primarily from amortization of other assets.

Conference Call Scheduled for 5 p.m. Eastern time on January 28, 2004

Ask Jeeves will hold a conference call to discuss its fourth quarter and year-end 2003 results and its business outlook for the first quarter and the year 2004 at 5 p.m. Eastern time on January 28, 2004. A more-detailed outlook will be presented on the call than is contained in this release. Interested persons can listen to a live broadcast of the conference call on the Internet at www.ask.com/investor. To listen to the live call, go to the web site at least fifteen minutes prior to the start time to download and install the necessary audio software. For those unable to listen to the live broadcast, a replay will be available one hour after the conclusion of the call at www.ask.com/investor for a period of three months. The financial and statistical information to be discussed during the conference call will be posted on Ask Jeeves Web site at www.ask.com/investor under the category “Earnings Releases.”

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements. All statements regarding the future are forward-looking statements, including those statements regarding the Company’s potential for sustainable and profitable growth, the Company’s anticipated levels of R&D and marketing investment and all expectations regarding revenue and productivity metrics, cash flow, net income, pro forma income, revenue growth and pro forma earnings per share in the future. The matters discussed in those statements are subject to risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to: Ask Jeeves’ dependence on the Internet and its dependence on a single third-party paid placement provider; the risk of further vertical consolidation in the Internet search and keyword advertising markets; the risk that Ask Jeeves’ user base might migrate to other search engines or that its web traffic might otherwise decline; risks associated with rapid technological change; the risk that companies’ internet advertising budgets might contract or grow at a slower pace; Ask Jeeves’ dependence on third parties for content, distribution and advertising delivery; potential lack of market acceptance of Ask Jeeves advertising products; introduction of new advertising products or search technologies by competitors; declines in the average selling price of Ask Jeeves’ advertising products; and adverse economic conditions in any of the major countries or markets in which Ask Jeeves does business or to which its web content is targeted. As a relatively short announcement, this press release cannot present a full discussion of such risks. Further information on risk factors that could affect Ask Jeeves’ financial results is included in its most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Ask Jeeves encourages investors to read all of the disclosures in its SEC filings for a broader discussion of important factors that may be material to investors and may affect Ask Jeeves’ business, financial condition and results of operations.

About Ask Jeeves, Inc.

Ask Jeeves, Inc. is a provider of Web-wide search, providing consumers with authoritative and fast ways to find relevant information to their everyday searches. Ask Jeeves deploys its search technologies on Ask Jeeves (Ask.com and Ask.co.uk), Teoma.com, and Ask Jeeves for Kids (AJKids.com). In addition to its Web sites, Ask Jeeves syndicates its monetized search technology and advertising units to a network of third-party web sites. Ask Jeeves is based in Emeryville, California, with offices in New York, Boston, New Jersey, Los Angeles, London and Dublin.

For more information, visit http://www.Ask.com or call 510-985-7400.

NOTE: Ask Jeeves, Ask.com and Teoma are registered trademarks of Ask Jeeves, Inc.

ASK JEEVES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	(unaudited)
	December 31, 2003		December 31, 2002

Revenues	$31,834	100.0%	$20,168	100.0%
Cost of revenues	5,136	16.1%	4,542	22.5%

Gross profit	26,698	83.9%	15,626	77.5%
Operating expenses:
Product development	3,762	11.8%	2,717	13.5%
Sales and marketing	9,639	30.3%	5,284	26.2%
General and administrative	4,982	15.6%	3,388	16.8%

Total pro forma operating expenses	18,383	57.7%	11,389	56.5%

Pro forma operating income (loss)	8,315	26.2%	4,237	21.0%
Interest and other income, net	411	1.3%	257	1.3%

Pro forma income (loss) before income tax provision	8,726	27.5%	4,494	22.3%
Income tax provision	483	1.5%	—	0.0%

Pro forma income (loss) from continuing operations	$8,243	26.0%	$4,494	22.3%

Basic pro forma income (loss) from continuing operations per share	$0.18		$0.11

Weighted average shares outstanding used in computing basic pro forma income (loss) from continuing operations per share	46,375,914		41,220,427

Diluted pro forma income (loss) from continuing operations per share	$0.14		$0.10

Weighted average shares outstanding used in computing diluted pro forma income (loss) from continuing operations per share	58,404,069		44,411,056

Revenues from related parties	$1,131		$1,154

RECONCILIATION OF PRO FORMA INCOME (LOSS) FROM CONTINUING OPERATIONS TO GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS
Pro forma income (loss) from continuing operations	$8,243		$4,494
Cost of revenues	—		—
Amortization of other assets	(522)		(522)

	(522)		(522)
Product development	—		(1)
Sales and marketing	—		(1)
General and administrative	—		(2)
Amortization of other assets	(7)		(7)
Transaction costs	—		—

	(7)		(9)
Impairment and write off of long-lived assets	—		—
Restructuring costs	—		(1,140)
Gain on acquisition and dissolution of joint ventures	—		—
Interest and other income, net	(76)		40

Income (loss) from continuing operations	$7,638		$2,861

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Twelve Months Ended
	December 31, 2003		December 31, 2002

Revenues	$107,292	100.0%	$65,048	100.0%
Cost of revenues	19,828	18.5%	17,140	26.3%

Gross profit	87,464	81.5%	47,908	73.7%
Operating expenses:
Product development	14,766	13.8%	13,286	20.5%
Sales and marketing	31,901	29.7%	25,943	39.9%
General and administrative	18,369	17.1%	15,109	23.2%

Total pro forma operating expenses	65,036	60.6%	54,338	83.6%

Pro forma operating income (loss)	22,428	20.9%	(6,430)	-9.9%
Interest and other income, net	1,446	1.3%	1,051	1.6%

Pro forma income (loss) before income tax provision	23,874	22.2%	(5,379)	-8.3%
Income tax provision	1,891	1.8%	—	0.0%

Pro forma income (loss) from continuing operations	$21,983	20.4%	$(5,379)	-8.3%

Basic pro forma income (loss) from continuing operations per share	$0.50		$(0.13)

Weighted average shares outstanding used in computing basic pro forma income (loss) from continuing operations per share	44,233,461		40,698,137

Diluted pro forma income (loss) from continuing operations per share	$0.40		$(0.13)

Weighted average shares outstanding used in computing diluted pro forma income (loss) from continuing operations per share	54,760,623		40,698,137

Revenues from related parties	$4,525		$6,189

RECONCILIATION OF PRO FORMA INCOME (LOSS) FROM CONTINUING OPERATIONS TO GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS
Pro forma income (loss) from continuing operations	$21,983		$(5,379)
Cost of revenues	(1)		(7)
Amortization of other assets	(2,088)		(2,155)

	(2,089)		(2,162)
Product development	(2)		(15)
Sales and marketing	(1)		(30)
General and administrative	(2)		(25)
Amortization of other assets	(29)		(29)
Transaction costs	(625)		—

	(656)		(54)
Impairment and write off of long-lived assets	(702)		(2,592)
Restructuring costs	—		(1,653)
Gain on acquisition and dissolution of joint ventures	6,356		974
Interest and other income, net	(104)		55

Income (loss) from continuing operations	$24,785		$(10,856)

Notes:

Adjustments to cost of revenues, product development, sales and marketing, and general and administrative costs relate to amortization of stock based compensation.

Amortization of other assets consists of the pro-rata expensing of intangibles from acquisitions, certain licensing fees, and trademarks.

Transaction costs in 2003 related to certain merger and acquisition activities that did not come to fruition.

Impairment and write off of long-lived assets consists primarily of the write-off of obsolete equipment.

Restructuring costs in 2002 were a result of our actions to better align our cost structure with our then current and anticipated levels of business activities.

Gain on acquisition and dissolution of joint ventures consists of a gain in 2002 and 2003 from the acquisition of our UK joint venture and a gain in 2003 from the dissolution of our Ask Jeeves en Espanol joint venture.

The adjustments to interest and other income, net consist of realized gains and losses on investments, losses on disposals of assets and miscellaneous income.

ASK JEEVES, INC.
PRO FORMA INCOME (LOSS) FROM CONTINUING OPERATIONS TO PRO FORMA EBITDA FROM CONTINUING
    OPERATIONS AND GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS

	Three Months Ended
	(unaudited)
	December 31, 2003		December 31, 2002
	Amount	Per Share	Amount	Per Share

Pro forma income (loss) from continuing operations	$8,243	$0.14	$4,494	$0.10
Depreciation	1,586	0.03	2,033	0.04
Interest and other income, net	(411)	(0.01)	(257)	(0.01)
Income tax provision	483	0.01	—	—

Pro forma EBITDA from continuing operations	9,901	0.17	6,270	0.13
Adjustments:
Depreciation	(1,586)	(0.03)	(2,033)	(0.04)
Interest and other income, net	411	0.01	257	0.01
Income tax provision	(483)	(0.01)	—	—
Cost of revenues	—	—	—	—
Amortization of other assets	(522)	(0.01)	(522)	(0.01)

	(522)	(0.01)	(522)	(0.01)
Product development	—	—	(1)	—
Sales and marketing	—	—	(1)	—
General and administrative	—	—	(2)	—
Amortization of other assets	(7)	—	(7)	—
Transaction costs	—	—	—	—

	(7)	—	(9)	—
Impairment and write off of long-lived assets	—	—	—	—
Restructuring costs	—	—	(1,140)	(0.03)
Gain on acquisition and dissolution of joint ventures	—	—	—	—
Interest and other income, net	(76)	—	40	—

Income (loss) from continuing operations	$7,638		$2,861

Weighted average shares outstanding used in computing diluted income (loss) from continuing operations per share	58,404,069	$0.13	44,411,056	$0.06

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Twelve Months Ended
	December 31, 2003		December 31, 2002
	Amount	Per Share	Amount	Per Share

Pro forma income (loss) from continuing operations	$21,983	$0.40	$(5,379)	$(0.13)
Depreciation	6,922	0.13	8,302	0.20
Interest and other income, net	(1,446)	(0.03)	(1,051)	(0.03)
Income tax provision	1,891	0.03	—	—

Pro forma EBITDA from continuing operations	29,350	0.53	1,872	0.04
Adjustments:
Depreciation	(6,922)	(0.13)	(8,302)	(0.20)
Interest and other income, net	1,446	0.03	1,051	0.03
Income tax provision	(1,891)	(0.03)	—	—
Cost of revenues	(1)	—	(7)	—
Amortization of other assets	(2,088)	(0.04)	(2,155)	(0.05)

	(2,089)	(0.04)	(2,162)	(0.05)
Product development	(2)	—	(15)	—
Sales and marketing	(1)	—	(30)	—
General and administrative	(2)	—	(25)	—
Amortization of other assets	(29)	—	(29)	—
Transaction costs	(625)	(0.01)	—	—

	(656)	(0.01)	(54)	—
Impairment and write off of long-lived assets	(702)	(0.01)	(2,592)	(0.07)
Restructuring costs	—	—	(1,653)	(0.04)
Gain on acquisition and dissolution of joint ventures	6,356	0.11	974	0.02
Interest and other income, net	(104)	—	55	—

Income (loss) from continuing operations	$24,785		$(10,856)

Weighted average shares outstanding used in computing diluted income (loss) from continuing operations per share	54,760,623	$0.45	40,698,137	$(0.27)

Note: Pro forma EBITDA from continuing operations is defined as pro forma income (loss) from continuing operations excluding depreciation, interest and other income, and income tax provision.

ASK JEEVES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	December 31,		Twelve Months Ended
	(unaudited)		December 31,
	2003	2002	2003	2002

Revenues	$31,834	$20,168	$107,292	$65,048
Cost of revenues	5,658	5,064	21,917	19,302

Gross profit	26,176	15,104	85,375	45,746
Operating expenses:
Product development	3,762	2,718	14,768	13,301
Sales and marketing	9,639	5,285	31,902	25,973
General and administrative	4,989	3,397	19,025	15,163
Impairment and write-off of long-lived assets	—	—	702	2,592
Restructuring costs	—	1,140	—	1,653

Total operating expenses	18,390	12,540	66,397	58,682

Operating income (loss)	7,786	2,564	18,978	(12,936)
Gain on acquisition and dissolution of joint ventures	—	—	6,356	974
Interest and other income/expense, net	335	297	1,342	1,106

Income (loss) before income tax provision	8,121	2,861	26,676	(10,856)
Income tax provision	483	—	1,891	—

Income (loss) from continuing operations	7,638	2,861	24,785	(10,856)
Discontinued operations
Loss from discontinued operations	—	(856)	(1,218)	(10,447)
Gain on sale of discontinued operations	—	—	2,482	—

Income (loss) from discontinued operations	—	(856)	1,264	(10,447)

Net income (loss)	$7,638	$2,005	$26,049	$(21,303)

Earnings per Share- Basic:
Income (loss) from continuing operations	$0.16	$0.07	$0.56	$(0.27)
Income (loss) from discontinued operations	$—	$(0.02)	$0.03	$(0.25)

Net income (loss) per share	$0.16	$0.05	$0.59	$(0.52)

Weighted average shares outstanding used in computing basic net income (loss) per share	46,375,914	41,220,427	44,233,461	40,698,137

Earnings per Share- Diluted:
Income (loss) from continuing operations	$0.13	$0.06	$0.45	$(0.27)
Income (loss) from discontinued operations	$—	$(0.01)	$0.03	$(0.25)

Net income (loss) per share	$0.13	$0.05	$0.48	$(0.52)

Weighted average shares outstanding used in computing diluted net income (loss) per share	58,404,069	44,411,056	54,760,623	40,698,137

Revenues from related parties	$1,131	$1,154	$4,525	$6,189

ASK JEEVES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$36,673	$27,613
Marketable securities	143,975	5,827
Restricted cash and marketable securities	—	11,000

Total cash, cash equivalents and marketable securities	180,648	44,440
Accounts receivable, net	12,062	7,600
Prepaid expenses and other current assets	3,299	2,272
Current assets of discontinued operations	—	2,699

Total current assets	196,009	57,011
Property and equipment, net	10,933	10,922
Intangible assets, net	831	2,948
Other long-term assets	4,482	1,295

Total assets	$212,255	$72,176

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$12,050	$8,209
Accrued compensation and related expenses	5,137	3,598
Accrued restructuring costs	1,167	1,892
Deferred revenue	5,367	8,633
Deferred gain on joint venture	—	6,226
Borrowings under line of credit	—	11,000
Current liabilities of discontinued operations	—	3,015

Total current liabilities	23,721	42,573
Convertible subordinated notes	115,000	—
Other liabilities	326	326

Total liabilities	139,047	42,899
Commitments and contingencies
Stockholders’ equity	73,208	29,277

Total liabilities and stockholders’ equity	$212,255	$72,176